Exhibit 99

The First Bancshares, Inc. Officers to Present at Gulf South Bank Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--May 10, 2012--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation to bank stock analysts at the 2012 Gulf South Bank Conference at the Ritz-Carlton Hotel in New Orleans, Louisiana, Monday, May 14, 2012 at 4:35 p.m. central time.

A live webcast of the presentation will be available at the company’s internet site (www.thefirstbank.com). This will be an interactive session between management and those attending the conference; others may listen to the live broadcast.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins, Gulfport, Biloxi, Long Beach and Diamondhead, Mississippi, as well as Bogalusa, Louisiana. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, CEO or DeeDee Lowery, CFO
601-268-8998